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Exhibit 99.1

Janus Investment Funds ("JIF")

			Lipper Rankings Based on Total Returns as of 6/30/06
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds
Growth Funds
Janus Fund	Jan-06	Large-Cap Growth Funds	28	195 / 705	34	202 / 594	73	350 / 482	42	70 / 167	‡
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	4	22 / 705	1	2 / 594	8	38 / 482	1	1 / 167	4	7 / 230
Janus Mercury Fund	Jan-06	Large-Cap Growth Funds	23	161 / 705	17	100 / 594	54	260 / 482	9	14 / 167	‡
Janus Olympus Fund(1)	Aug-97	Multi-Cap Growth Funds	45	183 / 414	47	164 / 355	53	151 / 284	25	24 / 97	18	23 / 134
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	39	219 / 572	23	105 / 473	62	223 / 360	70	94 / 134	20	78 / 396
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	61	323 / 533	21	92 / 454	28	100 / 360	37	44 / 118	30	100 / 343
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	1	1 / 414	1	3 / 355	3	8 / 284	—	—	29	64 / 226
Janus Triton Fund	Jan-06	Small-Cap Growth Funds	10	52 / 533	—	—	—	—	—	—	‡
Janus Research Fund	Feb-05	Multi-Cap Growth Funds	6	22 / 414	—	—	—	—	—	—	5	19 / 401
Core Funds
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	9	73 / 848	8	54 / 725	20	121 / 609	3	7 / 241	5	36 / 755
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	19	73 / 392	39	105 / 271	36	74 / 209	3	2 / 85	11	41 / 390
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	1	7 / 819	1	2 / 585	3	11 / 430	—	—	11	36 / 334
Janus Fundamental Equity Fund	Apr-05	Large-Cap Core Funds	1	6 / 848	2	8 / 725	4	21 / 609	2	3 / 241	1	6 / 838
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	50	403 / 819	13	73 / 585	—	—	—	—	24	135 / 574
International/Global Funds
Janus Worldwide Fund	Jun-04	Global Funds	95	352 / 371	99	286 / 290	99	224 / 227	69	59 / 85	92	293 / 319
Janus Overseas Fund	Jun-03	International Funds	1	1 / 908	1	2 / 769	17	101 / 611	5	11 / 231	1	2 / 769
Janus Global Life Sciences Fund	Dec-98	Health/Biotechnology Funds	36	63 / 174	13	20 / 159	47	61 / 130	—	—	31	15 / 48
Janus Global Technology Fund	Jan-06	Science & Technology Funds	21	59 / 287	37	94 / 257	43	95 / 222	—	—	‡
Janus Global Opportunities Fund	Jun-01	Global Funds	99	366 / 371	60	172 / 290	22	49 / 227	—	—	22	49 / 227
Value Funds
Janus Mid Cap Value Fund—Inv(2)	Aug-98	Mid-Cap Value Funds	46	121 / 264	43	91 / 215	33	47 / 142	—	—	4	3 / 77
Janus Small Cap Value Fund—Inv.(1,2)	Feb-97	Small-Cap Core Funds	91	578 / 640	84	426 / 508	66	258 / 391	—	—	21	29 / 140
Income Funds
Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	43	205 / 477	49	198 / 411	20	63 / 323	26	37 / 146	4	2 / 56
Janus High-Yield Fund	Dec-03	High Current Yield Funds	46	203 / 444	63	248 / 395	51	160 / 313	13	14 / 114	43	173 / 407
Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	26	57 / 226	21	38 / 182	48	64 / 135	20	14 / 70	21	38 / 182
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	45	117 / 259	88	219 / 248	68	152 / 224	83	119 / 143	42	107 / 255
	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception
1st Quartile	44.0%	52.2%	36.4%	60.0%	71.4%
2nd Quartile	40.0%	26.1%	27.3%	20.0%	23.8%
3rd Quartile	4.0%	8.7%	31.8%	13.3%	0.0%
4th Quartile	12.0%	13.0%	4.5%	6.7%	4.8%

Lipper Inc.—A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

  (1)
  Closed to new investors.

  (2)
  Ranking is for the investor share class only; other classes may have different performance characteristics.

  ##
  The Fund's since PM-Inception ranking is not available.

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  Exhibit 99.1